United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 25, 2013, we notified the New York Stock Exchange (“NYSE”) that due to the death on July 19, 2013 of Kenneth K Chalmers, a member of our Board of Directors and a member of our Audit Committee, we would fail to satisfy Section 303A of the NYSE Listed Company Manual as the number of directors serving on our Audit Committee would be reduced to two members instead of the three members required. The NYSE Listing Standards provide that if a listed company’s noncompliance with the NYSE’s corporate governance standards results from the death or illness of a director, the issuer will not be added to the NYSE’s list of issuers that are noncompliant with the NYSE’s quantitative and corporate governance listing standards until six months after the event rendering the company noncompliant. Therefore, we have six months to appoint a third member to our Audit Committee before we would be placed on the NYSE Noncompliance List. We anticipate appointing a new Audit Committee member in order to comply with NYSE requirements within this time frame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
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Denis McGlynn
President and Chief Executive Officer

Dated: July 25, 2013